Exhibit 4.1

CAARY Capital Ltd. Class A Common Shares

Regulation A Subscription Agreement

The securities offered hereby are highly speculative. Investing in shares of CAARY Capital Ltd., a corporation formed as a “Federal” corporation under the laws of Canada and domiciled in the Province of Ontario (the “Issuer”), involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Although an offering statement has been filed with the Securities and Exchange Commission (the “SEC”), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering. Any representation to the contrary is unlawful.

No sale may be made to persons in this offering who are not “accredited investors” if the aggregate purchase price is more than 10% of the greater of such investors’ annual income or net worth. The Issuer is relying on the representations and warranties set forth by each subscriber in this subscription agreement and the other information provided by each subscriber in connection with this offering to determine compliance with this requirement.

Prospective investors may not treat the contents of the subscription agreement, the offering circular or any of the other materials made available (collectively, the “Offering Materials”) or any prior or subsequent communications from the Issuer or any of its officers, employees or agents (including “testing the waters” materials) as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Issuer and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Issuer reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

Except as otherwise indicated, the offering materials speak as of their date. Neither the delivery nor the purchase of the securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuer since that date.

This agreement (this “Agreement”) is made as of the date set forth below by and between the undersigned (the “Subscriber”) and the Issuer, and is intended to set forth certain representations, covenants and agreements between subscriber and the Issuer with respect to the offering (the “Offering”) for sale by the Issuer of shares of its Class A Common Shares (the “Shares”) as described in the Issuer’s offering circular dated , 2021 (the “Offering Circular”), a copy of which has been delivered to the Subscriber.

The shares are also referred to herein as the “Securities.”

ARTICLE I SUBSCRIPTION

1.1	Subscription. Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Issuer the number of Shares set forth on the signature page of this Agreement, and the Issuer agrees to sell such Shares to the Subscriber at a purchase price of US$1.50 per Share for the total amount set forth on the signature page of this Agreement (the “Purchase Price”), subject to the Issuer’s right to sell to the Subscriber such lesser number of Shares as the Issuer may, in its sole discretion, deem necessary or desirable.

1.2	Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities. The Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a)	Contemporaneously with the execution and delivery of this Agreement (including Schedule A hereto), the Subscriber shall pay the Purchase Price for the Shares by check made payable to “CAARY Capital Ltd.”, ACH debit transfer, or wire transfer in accordance with the instructions set forth on Appendix A hereto;

(b)	Payment of the Purchase Price shall be received by CAARY Capital Ltd. or by FundAmerica Securities LLC (the “Escrow Agent”) from the Subscriber;

(c)	This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Issuer, and the deposit of the payment of the purchase price for clearance will not be deemed an acceptance of this Agreement;

(d)	The Issuer shall have the right to reject this subscription, in whole or in part;

(e)	The payment of the Purchase Price (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest or deduction, if the Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled;

(f)	Upon the release of the Subscriber’s Purchase Price to the Issuer by the Escrow Agent, the Subscriber shall receive notice and evidence of the digital entry (or other manner of record) of the number of the shares owned by the Subscriber reflected on the books and records of the Issuer and verified by VStock Transfer, LLC (the “Transfer Agent”), which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

By executing this Agreement, the Subscriber (and, if the Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom the Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each closing date:

2.1	Requisite Power and Authority. The Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement. All action on the Subscriber’s part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the closing. Upon execution and delivery, this Agreement will be a valid and binding obligation of the Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.2	Investment Representations. The Subscriber understands that the Securities have not been registered under the Securities Act. The Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Subscriber’s representations contained in this Agreement.

2.3	Illiquidity and Continued Economic Risk. The Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. The Subscriber must bear the economic risk of this investment indefinitely and the Issuer has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. The Subscriber acknowledges that the Subscriber is able to bear the economic risk of losing the Subscriber’s entire investment in the Securities. The Subscriber also understands that an investment in the Issuer involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Securities.

2.4	Accredited Investor Status or Investment Limits. The Subscriber represents that either:

(a)	The Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. The Subscriber represents and warrants that the information set forth in response to question (c) on the signature page of this Agreement hereto concerning the Subscriber is true and correct; or

(b)	The Purchase Price set out in paragraph (b) of the signature page of this Agreement, together with any other amounts previously used to purchase the Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth. The Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

2.5	Shareholder Information. Within five days after receipt of a request from the Company or from the Escrow Agent, which is acting as an administrative agent for the Issuer, the Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Issuer is or may become subject, including, without limitation, the need to determine the accredited status of the Issuer’s shareholders. The Subscriber further agrees that in the event it transfers any securities, it will require the transferee of such securities to agree to provide such information to the Issuer as a condition of such transfer.

2.6	Issuer Information. The Subscriber understands that the Issuer is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular.

2.7	Valuation. The Subscriber acknowledges that the price of the Securities was set by the Issuer on the basis of the Issuer’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

2.8	Domicile. The Subscriber maintains the Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page of this Agreement.

2.9	Brokerage Fees. The Issuer has engaged Dalmore Group LLC, as the broker-dealer (the “Broker-Dealer”) to offer the shares to prospective investors in the United States on a best efforts basis. The Issuer has agreed to pay the Broker-Dealer selling commissions of one percent (1.0%) of the gross offering proceeds.

2.10	Foreign Investors. If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

ARTICLE III SURVIVAL; INDEMNIFICATION

All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Issuer, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of the Subscriber, and (c) the death or disability of the Subscriber. The Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Article II hereof and that the Issuer has relied upon such representations, warranties and covenants in determining the Subscriber’s qualification and suitability to purchase the Securities. The Subscriber hereby agrees to indemnify, defend and hold harmless the Issuer, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of subscriber herein or the breach of any warranty or covenant herein by the Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

ARTICLE IV MISCELLANEOUS PROVISIONS

4.1	Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

4.2	Notification of Changes. The Subscriber agrees and covenants to notify the Issuer immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

4.3	Assignability. This Agreement is not assignable by the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

4.4	Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

4.5	Obligations Irrevocable. The obligations of the Subscriber shall be irrevocable, except with the consent of the Issuer, until the consummation or termination of the Offering.

4.6	Entire agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of this Agreement shall be made without the express written consent of the parties.

4.7	Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.8	Venue; Governing Law. This Agreement shall be governed by and construed in accordance with the laws of British Columbia.

4.9	Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: to the Issuer, 1300 Cornwall Road, Suite 201-204, Oakville, Ontario L6J 7W5, and to the Subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.

4.10	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

[Remainder of page intentionally left blank. Signature page follows.]

The Issuer hereby accepts the subscription for the Securities as set forth on the face page of this Agreement on the terms and conditions contained in this Agreement (including all applicable schedules and appendices) this ____ day of ____________, 2021.

CAARY CAPITAL LTD.

By:
Title:

[Signature Page to Subscription Agreement]

SCHEDULE A
U.S. ACCREDITED INVESTOR CERTIFICATE

TO: CAARY Capital Ltd. (the “Company”)

Capitalized terms not specifically defined in this Schedule “A” have the meanings ascribed to them in the subscription agreement to which this Schedule “A” is attached.

In connection with the purchase of Class A Common Shares of the Company (the “Common Shares”) by the undersigned subscriber or, if applicable, the principal on whose behalf is purchasing as agent (the “Subscriber”, for the purposes of this Schedule “A”), the Subscriber hereby represents, warrants, covenants and certifies to the Company (and acknowledges that the Company and its counsel are relying thereon) that:

1.	it is a U.S. Accredited Investor that satisfies one or more of the categories of “accredited investor” as indicated below (the Subscriber must initial on the appropriate line(s) writing “SUB” for the Subscriber and “BP” for each beneficial purchaser, if any):

_______	Category 1. [Rule 501(a)(1)]	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
_______	Category 2. [Rule 501(a)(1)]	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
_______	Category 3. [Rule 501(a)(1)]	A broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended; or
_______	Category 4. [Rule 501(a)(1)]	An investment adviser registered pursuant to Section 203 of the U.S. Investment Advisers Act of 1940, as amended, or registered pursuant to the laws of a state; or
_______	Category 5. [Rule 501(a)(1)]	An investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the U.S. Investment Advisers Act of 1940, as amended; or
_______	Category 6. [Rule 501(a)(1)]	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or
_______	Category 7. [Rule 501(a)(1)]	An investment company registered under the U.S. Investment Company Act of 1940, as amended; or
_______	Category 8. [Rule 501(a)(1)]	A business development company as defined in Section 2(a)(48) of the U.S. Investment Company Act of 1940, as amended; or
_______	Category 9. [Rule 501(a)(1)]	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended; or
_______	Category 10. [Rule 501(a)(1)]	A Rural Business Investment Company as defined in Section 384A of the U.S. Consolidated Farm and Rural Development Act of 1972, as amended; or
_______	Category 11. [Rule 501(a)(1)]	A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of U.S. $5,000,000; or

_______	Category 12. [Rule 501(a)(1)]	An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or
_______	Category 13. [Rule 501(a)(2)]	A private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended; or
_______	Category 14. [Rule 501(a)(3)]	An organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or
_______	Category 15. [Rule 501(a)(4)]	A director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; or
_______	Category 16. [Rule 501(a)(5)]

A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds U.S. $1,000,000; or

(Note: For the purposes of calculating “net worth”

(i) the person’s primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the closing of the Offering, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the closing of the Offering exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability.)

(Note: For the purposes of calculating “joint net worth”, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard does not require that the securities be purchased jointly.)

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

_______	Category 17. [Rule 501(a)(6)]

A natural person who had an individual income in excess of U.S. $200,000 in each year of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

_______	Category 18. [Rule 501(a)(7)]	A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under Regulation D under the U.S. Securities Act; or
_______	Category 19. [Rule 501(a)(8)]

An entity in which each of the equity owners are accredited investors; or

(Note: It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this category. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this category may be available.)

_______	Category 20. [Rule 501(a)(9)]	An entity, of a type not listed in Categories 1 through 14, 18 or 19 above, not formed for the specific purpose of acquiring the securities offered, owning “investments” (as defined in Rule 2a51-1(b) under the U.S. Investment Company Act of 1940, as amended) in excess of U.S. $5,000,000; or
_______	Category 21. [Rule 501(a)(10)]

A natural person holding in good standing one or more of the following professional licenses:

(i) General Securities Representative license (Series 7);

(ii) Private Securities Offerings Representative license (Series 82), and

(iii) Investment Adviser Representative license (Series 65); or

_______	Category 22. [Rule 501(a)(11)]	A natural person who is a “knowledgeable employee” (as defined in Rule 3c-5(a)(4) under the U.S. Investment Company Act of 1940, as amended) of the issuer of the securities being offered or sold where the issuer would be an “investment company” (as defined in Section 3 of U.S. Investment Company Act of 1940, as amended), but for the exclusion provided by either Section 3(c)(1) or section 3(c)(7) of U.S. Investment Company Act of 1940, as amended; or
_______	Category 23. [Rule 501(a)(12)]

A “family office” (as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended):

(i) with assets under management in excess of U.S. $5,000,000,

(ii) that is not formed for the specific purpose of acquiring the securities offered, and

(iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

_______	Category 24. [Rule 501(a)(13)]

A “family client” (as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended) of a family office meeting the requirements in Category 23 above and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) of Category 23.

DATED at __________________________ this _______ day of _______________, 2021.

If a Company, Partnership or Other Entity:	If an Individual:

X
Name of Entity	Signature

Type of Entity	Print or Type Name
X
Signature of Person Signing

Print or Type Name and Title of Person Signing

APPENDIX A
ACH DEBT AND WIRE TRANSFER INSTRUCTIONS

[To Come]